Exhibit 10.1
LOAN AGREEMENT
THIS LOAN AGREEMENT (herein “Agreement”) is made as of the 16th day of March, 2011 by and between Valiant Investments, LLC, an Oklahoma limited liability company (“Lender”), whose address is 101 N. Robinson, Ste. 900 Oklahoma City, Oklahoma 73102 and Graymark Healthcare, Inc., an Oklahoma Corporation (the “Borrower”), whose address is 210 Park Avenue, Ste. 1350, Oklahoma City, OK 73102.
RECITALS:
A. Borrower has requested that Lender lend to Borrower up to One Million Dollars ($1,000,000.00) to finance working capital.
B. Subject to the terms, provisions, covenants and agreements hereinafter set forth, Lender has agreed to make the requested extension of credit.
AGREEMENTS:
NOW, THEREFORE, in consideration of the mutual covenants contained herein and the loan to be made pursuant hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby covenant and agree as follows:
1. Definition of Terms. Certain terms are defined above or elsewhere in the context of this Agreement. Unless the context otherwise requires and except as may otherwise be provided herein, (a) accounting and financial terms used in this Agreement shall have the meanings ascribed to such terms by generally accepted accounting principles in effect from time to time, applied on a consistent basis, (b) definitions contained in the Code (herein defined) shall apply to terms, words and phrases used herein, except that in case of any conflict between such definitions and definitions contained in Article 9 of the Code, the Article 9 definitions shall apply, (c) the singular shall be deemed to include the plural and the plural shall be deemed to include the singular, and (d) the terms as used herein shall be construed and controlled by the following definitions:
1.1 Business Day: That portion of any day, other than a Saturday, a Sunday or a legal holiday for commercial banks under the laws of the State of Oklahoma, during which commercial banks are open for substantially all of their normal banking functions.
1.2 Code: The Uniform Commercial Code of Oklahoma, as the same may from time to time be in effect.
1.3 Loan: The loan to be made to Borrower by Lender pursuant to this Agreement and the Note (defined below), and all extensions, renewals, modifications, amendments, consolidations and restatements thereof.
1.4 Loan Documents: This Agreement and the following:
(a) the Promissory Note of even date herewith evidencing the Loan executed by Borrower in favor of Lender, in the face amount of One Million Dollars ($1,000,000.00), and any extensions, renewals, modifications, substitutions, consolidations and restatements thereof (the “Note”), and

(b) all other documents now or hereafter evidencing, securing, guaranteeing or otherwise executed in conjunction with the Loan, including any documents executed pursuant to any of the foregoing and specifically including a certificate of authority for the Borrower to enter into the Loan (the “Certificate of Authority”).
1.5 Loan Fee. An amount equal to One Percent (1%) of the amount advanced under the Note.
1.6 Request for Advance: Borrower’s written request for an advance under the Loan Documents for necessary working capital and overhead, as specified by Borrower and in such form and detail and with such other documents, resolutions and/or certifications as Lender may require and approve, all of which are a precondition to any advance of funds under the Loan Documents.
1.7 Arvest Loan Documents. Those certain loan documents as evidenced by the Amended and Restated Loan Agreement by and between Borrower (and others) and Arvest Bank, dated effective December 17, 2010, and all amendments, waivers and consents pertaining thereto (the “Arvest Loan Documents”).
2. Lending Agreement. Subject to the terms and conditions of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender a sum not to exceed One Million Dollars ($1,000,000.00) to be evidenced by the Note. The Loan will be made by a series of advances from time to time, provided that at the time of any such advance, all requirements, covenants, conditions and agreements of this Agreement required for such advance have been performed or satisfied, or otherwise waived or deferred by Lender. The Loan proceeds will be disbursed for the purpose of providing Borrower funds to pay for various costs outlined in the Request for Advance. No Loan proceeds will be disbursed for any other purpose.
3. Note. The Loan will be evidenced by the Note and payable on the terms set forth therein. Borrower may not re-borrow under the Note and the Note is not on a revolver basis.
4. No Security; Subordination to Arvest Loan Documents. The Loan Documents will be unsecured. Borrower has advised Lender that Arvest Bank has approved the Loan evidenced by the Loan Documents, subject to Lender agreeing to executing a subordination agreement in form and substance approved by Arvest Bank in connection with the Arvest Loan Documents. Lender agrees to execute a subordination agreement in favor of Arvest Bank upon request of Arvest Bank and Borrower; provided however, in the event that Lender shall determine the terms of the subordination agreement shall not be acceptable to Lender, in its sole discretion, Lender may terminate this Loan Agreement and shall not be obligated to advance funds, or further funds, under the Note. In all events however, and notwithstanding any provision of this Agreement or the Note, the Loan Documents and all rights and remedies of Lender pursuant thereto, shall be fully subordinate to the Arvest Loan Documents.

5. Conditions of Lending. The obligation of Lender to perform this Agreement and to make the advance under the Note is subject to the performance by Borrower of the conditions precedent described below.
5.1 Conditions Precedent to Advance. The conditions precedent to advancing the funds under the Note are as follows:
5.1.1 Loan Documents. The Loan Documents shall have been duly executed by all parties thereto, acknowledged (where appropriate), delivered to Lender.
5.1.2 Borrower’s Existence; Good Standing; Authority. Lender shall have received and approved the Certificate of Authority evidencing that all necessary action has been taken to authorize the execution, delivery and performance of the Loan Documents by the parties thereto, including without limitation, approval of the Board of Directors of Borrower. Borrower shall be in good standing in the State of its organization.
5.1.3 No Default. Lender shall have received assurances that the Loan Documents and any advance thereunder shall not create or result in a default under Arvest Loan Documents. Further, no default shall have occurred under the Arvest Loan Documents, nor shall any event exist with which the passage of time or other event, may lead to a default under the Arvest Loan Documents.
5.1.4 Loan Fee. At the Maturity Date, Borrower shall pay to Lender a Loan Fee in the amount of One Percent (1%) of the Loan.
5.1.5 Receipt of Request for Advance. Lender shall have received a Request for Advance executed by Borrower as required under Section 6 below and the advance is not requested to be made on a day that is not a Business Day
5.1.5 No Event of Default. There shall exist no Event of Default, as defined below, under any of the Loan Documents or any other document evidencing a loan by and between Borrower and Lender.
5.1.6 No Litigation or Bankruptcy. Neither Borrower nor any subsidiary of Borrower shall be the subject of any pending or threatened litigation, claim or dispute which, in Lender’s good faith judgment, might materially adversely affect Borrower or the business of Borrower. Further, neither Borrower nor any of its subsidiaries shall be the subject of any pending or threatened bankruptcy, insolvency, reorganization or similar proceedings, or be involved in, or have made or are about to make, an assignment for the benefit of creditors or have a receiver appointed.
5.1.7 Consent. Lender shall have consented to the making of the advance under the Note, which may be given or not in the sole discretion of Lender.
5.2 Nonwaiver. The failure of Lender to demand the satisfaction of any one or more of the foregoing conditions precedent will not constitute a waiver of such condition or in any manner prejudice the rights of Lender thereafter to require full compliance with the terms of this Agreement.
6. Advances. Notwithstanding the fact that the Note is in the face amount of One Million Dollars ($1,000,000.0), and subject to the Conditions Precedent above, advances thereunder may be made by Lender from time to time on the written request of Borrower for the following purposes and subject to the following limitations:
6.1 Use of Proceeds. All proceeds of each advance under the Note shall be used solely for the approved costs as shown in the Request for Advance.
6.2 Request for Advance; Certifications. Lender shall not be required to make advances under the Note more often than monthly. A reasonable time before the date on which an advance is requested, Borrower will notify Lender of the total amount of the requested advance and will furnish to Lender, the Request for Advance and an itemized list of costs to be paid from such advance and containing such other certifications as Lender may require.

7. Representations and Warranties. Borrower represents and warrants as follows:
7.1 Borrower Authorization. Borrower (a) has full power, authority and legal right to own, and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to, conduct its business and (b) has full authority, power and legal right to enter into and carry out the provisions of the Loan Documents, to borrow money thereunder and to consummate the transactions contemplated hereby.
7.2 No Litigation; Default. There are no judgments filed or actions, suits, investigations or proceedings pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or any of its subsidiaries, at law or in equity, before or by any person which, to the knowledge of Borrower, would have a material adverse effect on the business, assets, financial condition or results of operations of Borrower or any of its subsidiaries, or materially adversely affect the ability of Borrower to perform its obligations under the Loan Documents. Borrower is not in default of or in breach in any respect under any material contract, agreement or instrument to which Borrower is a party or by which it or any of its properties may be bound, including without limitation the Arvest Loan Documents. Execution and performance of the Loan Documents by Borrower shall not create or result in a default under any other agreement to which Borrower is a party, including without limitation the Arvest Loan Documents.
7.3 Place of Business and Certain Records. Borrowers principal office is the address set forth herein. Borrower shall provide written notice to Lender of any other office of Borrower where its records may be kept, if other than its principal office stated herein. Borrower shall not change its principal office unless fifteen (15) days’ prior written notice shall have been given to Lender.
7.4 No Financing of Corporate Takeovers. No proceeds of the Loan will be used to acquire any security in any transaction which is subject to Sections 13 or 14 of the Securities Exchange Act of 1934.
7.5 Purpose. The proceeds of the Note are to be used for working capital and no part of the proceeds are for personal, family or household purposes, or for personal investment.
7.6 Survival of Representations. All representations and warranties made herein or in any other Loan Documents will be continuing and survive the delivery of the Note and the making of the Loan or any advances thereunder, and any investigation at any time made by or on behalf of Lender shall not diminish Lender’s right to rely thereon. All statements contained in any certificate or other instrument delivered by or on behalf of any Borrower under or pursuant to this Agreement or any other Loan Documents or in connection with the transactions contemplated hereby or thereby shall constitute representations and warranties made hereunder.

8. Borrower’s Covenants. Borrower hereby covenants with Lender as follows:
8.1 Notice of Litigation, Etc. Borrower will promptly advise Lender in writing of (a) all litigation, regardless of amount, affecting or threatened against the Borrower or any of its subsidiaries; (b) all complaints, claims, charges and contemplated complaints, claims and charges of which Borrower has knowledge made by any governmental authority in respect of Borrower or any subsidiary of Borrower, and (c) any notice of default under any material agreement to which Borrower or any subsidiary is a party, including without limitation under the Arvest Loan Documents.
8.2 Financial Information on Borrower, Guarantors and Real Property. Borrower shall furnish to Lender financial statements of Borrower in form and substance satisfactory to Lender upon written request of Lender, prepared in accordance with GAAP.
8.3 Liquidation, Merger, Issuance. Borrower and its subsidiaries shall not, without the prior written consent of Lender, (i) dissolve or liquidate, or become a party to any merger or consolidation, or (ii) acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any person or corporation, or (iii) sell, transfer, lease or otherwise dispose of all or any substantial part of its property or assets or business, or discontinue or materially change its business, or (iv) issue capital stock (other than in accordance with established compensation plans of the Company) or convertible debt, unless, in each such case above, all amounts due under the Note and this Agreement are, (or are to be through an escrow acceptable to Lender), paid in full to Lender contemporaneous with or as a result of the specified event or closing thereof.
8.4 Compliance with Laws. Borrower and its subsidiaries shall comply with all applicable laws, rules and regulations applicable to any of them.
9. Defaults; Events of Default. Borrower will be in default (herein “Default”) under this Agreement or the other Loan Documents at any time Borrower fails to timely perform or observe any of its obligations under this Agreement. Lender may terminate all obligations of Lender to make an advance under this Agreement and the Note, and Lender may declare the Note, to be then immediately due and payable if any of the following (herein “Events of Default”) shall occur, unless otherwise waived by Lender:
9.1 Nonpayment. Any interest or principal required under the Note, or any other lending agreement between Lender and Borrower, is not paid when due (and as to which there shall be no grace period).
9.2 Other Defaults Under Loan Documents. Default by Borrower in the performance or observance of any agreement or covenant (other than for a default under 8.1 above, or the other defaults specified below) contained in the Loan Documents, or under the terms of any other instrument delivered to Lender in connection with the Loan, or any other lending agreement by and between Lender and Borrower, and the failure of Borrower to cure such Default within ten (10) days after written notice from Lender.
9.3 Representations and Warranties. Any representation, warranty, statement, certificate, schedule or report (herein collectively a “representation”) made or furnished to Lender by or on behalf of Borrower herein, or in connection with any other lending agreement between Lender and Borrower, proves to be false or erroneous in any material respect at the time of the making thereof or any representation ceases to be complied with in any material respect.

9.4 Bankruptcy. Borrower becomes insolvent, or the institution of bankruptcy, reorganization, liquidation or receivership proceedings by or against Borrower or any subsidiary, or Borrower’s or any subsidiary making an assignment for the benefit of creditors, or a receiver is appointed for Borrower or any subsidiary of Borrower.
9.5 Default under Arvest Loan Documents. A default is declared under the Arvest Loan Documents or litigation is commenced in regard thereto by Arvest Bank.
9.6 Judgment: Attachment. Entry by any court of a final judgment against Borrower which, in the reasonable judgment of Lender, materially and adversely affects, or will affect, Borrower’s ability to perform its covenants and agreements under the Loan Documents.
9.7 Stock Exchange. The stock of Borrower shall be delisted from any stock exchange on which it is now traded, or trading shall be suspended.
10. Remedies. In the event of an Event of Default, Lender shall, at its option, have the right to declare all sums evidenced by the Loan Documents, and any other lending agreement between Lender and Borrower, to be immediately due and payable, and to enforce its rights and remedies hereunder or thereunder, or as otherwise provided by law or equity, or the Code. Lender shall further have the right to credit payments by Borrower to the Note or to any other loan obligation of Borrower to Lender, as Lender shall determine.
11. Miscellaneous. The parties further agree as follows:
11.1 No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right or remedy hereunder, or otherwise provided by law or equity, will operate as a waiver thereof. Each right and remedy provided under the Loan Documents is distinct and cumulative to all other rights or remedies provided thereunder or afforded by law or equity, and may be exercised concurrently, independently, selectively, or successively, in any order whatsoever.
11.2 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.
11.3 Notices; Time. Except as otherwise provided herein, any notices or other communications required or permitted hereunder shall be sufficient if made in writing and delivered personally, by messenger, by a nationally recognized overnight courier service, or sent by certified mail, return receipt requested, postage prepaid, and addressed to the appropriate party at its address stated on the first page hereof or to such other address as such party may substitute by written notice to the other as herein provided. The effective date of any notice shall be the date of delivery of the notice, if by personal delivery, messenger or courier service, or, if mailed, on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as non-deliverable, as the case may be. Any notice or other communication given by Lender in a manner other than as stated above shall not be insufficient if actually received by Borrower. TIME IS OF THE ESSENCE.
11.4 Construction. This Agreement and the other Loan Documents shall be construed in accordance with the laws of the State of Oklahoma. The Loan Documents are entered into, issued by the Borrower and accepted by the Lender pursuant to a lending transaction negotiated, consummated and to be performed in Oklahoma City, Oklahoma County, Oklahoma. Nothing in this Agreement will be construed to constitute Lender as a joint venturer with Borrower or to constitute a partnership between Lender and Borrower, or to constitute Lender as a control person of Borrower. The descriptive headings of the Sections of this Agreement (except the definition sections) are for convenience only and are not to be used in the construction of the content of this Agreement. This Agreement may be executed in multiple counterparts, each of which will be an original instrument, but all of which will constitute one agreement. In the event of an inconsistency between this Agreement and any other Loan Document, this Agreement shall control.

11.5 Binding Effect: Joint and Several Liability. This Agreement will be binding on Borrower and Lender and their respective successors and assigns and will inure to the benefit of Borrower and Lender and their respective successors and assigns. Notwithstanding the foregoing, Borrower will not assign its rights under this Agreement, without Lender’s prior written consent which may be withheld in Lender’s absolute discretion. Any such attempted assignment will be void without Lender’s prior written consent.
11.6 Entire Agreement; Amendment; Waiver. This Agreement and the other Loan Documents is the entire Agreement between the parties and no other oral agreements or understandings exist. This Agreement may not be amended or modified in any way, except by an instrument in writing executed by both parties hereto; provided, however, Lender may, in writing: (a) extend the time for performance of any of the obligations of Borrower; (b) waive any Event of Default by Borrower; and (c) waive the satisfaction of any condition that is precedent to the performance of Lender’s obligations under this Agreement. If Lender waives an Event of Default, such specific Event of Default shall be deemed to have been cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequence of such subsequent or other Event of Default.
11.7 Indemnity. Borrower hereby indemnifies and holds Lender harmless from and against any and all loss, cost, damages, judgments, expenses and attorney fees and costs, incurred by Lender as a result of the breach of any of Borrower’s representations and warranties or covenants as contained in Sections 6 and 7 hereof.
11.8 No Claims; Release. Borrower hereby warrants that is has no claims or causes of action against Lender or its principal, Roy T. Oliver (Lender and Roy T. Oliver, collectively the “Released Parties”). As further consideration for Lender to enter into the Loan Documents and which term is material to Lender, Borrower (on behalf of Borrower and all subsidiary entities of Borrower, collectively the “Borrower Parties”) does hereby irrevocably waive, release and forever discharge the Released Parties and each of their heirs, successors, assigns and personal representative, of and from any and all actions, causes of action, suits, damages, claims and demands whatsoever that the Borrower Parties, or any of them, ever had, now has, shall or may have for, upon or by reason of any matter, cause, act, omission, or thing from the beginning of the world through the date of this Release.

11.9 Governing Law; Jurisdiction; Waiver of Jury Trial. The Loan Documents and the rights of the parties thereunder will be governed by, interpreted, and enforced in accordance with the internal laws of the State of Oklahoma, notwithstanding conflict of law principles. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY FEDERAL OR STATE COURT SITTING IN OKLAHOMA CITY, OKLAHOMA COUNTY, OKLAHOMA AND WAIVE ALL DEFENSES THERETO, WITH RESPECT TO ANY DEFUALT, DISPUTE OR ISSUE ARISING UNDER OR RELATING TO THE LOAN DOCUMENTS. THE PARTIES HERETO AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR THE COMPANY, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO (A) ALLEGATIONS OF UNCONSCIONABLE ACTS, DECEPTIVE TRADE PRACTICE, LACK OF GOOD FAITH OR FAIR DEALING, LACK OF COMMERCIAL REASONABLENESS, OR SPECIAL RELATIONSHIPS (SUCH AS FIDUCIARY, TRUST OR CONFIDENTIAL RELATIONSHIP); (B) ALLEGATIONS OF DOMINION, CONTROL, ALTER EGO, INSTRUMENTALITY, FRAUD (INCLUDING BUT NOT LIMITED TO FRAUD IN The INDUCEMENT), MISREPRESENTATION, DURESS, COERCION, UNDUE INFLUENCE, INTERFERENCE OR NEGLIGENCE; (C) ALLEGATIONS OF TORTIOUS INTERFERENCE WITH PRESENT OR PROSPECTIVE BUSINESS RELATIONSHIPS OR OF ANTITRUST; OR (D) SLANDER, LIBEL OR DAMAGE TO REPUTATION. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. The prevailing party in such dispute shall be entitled to its reasonable attorney fees and costs.
11.10 Severability. If any provision of this Agreement are determined to be unenforceable, such unenforceability shall not affect the rest and remained of this Agreement, which shall continue in full force and effect.
Executed and delivered as of the date first above written.

“Lender”:	Valiant Investments, LLC

By:

Roy T. Oliver, Manager

“Borrower”:	Graymark Healthcare, Inc., an Oklahoma Corporation

By

Stanton M. Nelson, CEO